EXHIBIT 99.1

Company Contact:
Joseph T. Schepers
Director, Investor Relations
(800) 793-2145 ext. 3002
jschepers@pernixtx.com

PERNIX THERAPEUTICS REPORTS FOURTH QUARTER AND
FULL YEAR 2012 FINANCIAL RESULTS

Completed Acquisition of Cypress Pharmaceuticals and Hawthorn Pharmaceuticals

Completed the Acquisition of Somaxon Pharmaceuticals in March 2013

Announced Plans to Launch Dr. Cocoa, an OTC Chocolate Flavored Cough & Cold Product Line

THE WOODLANDS, Texas, March 18, 2013 – Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) (NASDAQ: PTX), a specialty pharmaceutical company, today announced financial results for the fourth quarter and year ended December 31, 2012.

Financial Results

For the fourth quarter of 2012, net revenues were $18.2 million, compared to $21.4 million for the fourth quarter of 2011. Total net product revenues consisted of 53% revenue contribution from branded products and 47% revenue contribution from generic products in the fourth quarter of 2012.

The net loss for the fourth quarter of 2012 was approximately $(1.4) million, or $(0.05) per basic and diluted share, compared to net income of $3.9 million, or $0.15 per basic and diluted share, for the fourth quarter of 2011.

“This past year was a time for investing and building in Pernix’s continued success,” said Cooper Collins, President and Chief Executive Officer of Pernix. “Looking forward in 2013, we are focused on several key objectives that are expected to drive the Company’s future growth, which include the following: integrating Cypress and Hawthorn, re-launching Silenor by our newly-combined Pernix and Hawthorn sales forces, initiating our Phase III clinical trials for our pediatric product, launching Dr. Cocoa, an OTC chocolate flavored cough and cold product for the 2013-2014 cough and cold season, beginning the development of Silenor as an OTC product, and working toward the IND filings of two products in Hawthorn’s pipeline.  We are also capitalizing on the synergies of our acquisitions, and improving efficiencies across all of our operations.”

Adjusted Earnings before interest, taxes, depreciation and amortization (adjusted EBITDA, a non-GAAP measure) was approximately $1.0 million for the fourth quarter of 2012, compared to adjusted EBITDA of $7.6 million for the fourth quarter of 2011.  Adjusted EBITDA further eliminates the impact of non-cash stock-based compensation expense and expenses associated with the acquisitions of Cypress Pharmaceuticals, Hawthorn Pharmaceuticals and Somaxon Pharmaceuticals. See the table at the end of this press release for a reconciliation of net income to EBITDA and adjusted EBITDA. For the fourth quarter of 2012, acquisition-related expenses were $0.8 million. Stock compensation expense increased to $0.9 million in the fourth quarter of 2012 as compared to $0.6 million in the prior year quarter primarily related to a restricted stock issuance in March 2012. In total, these investments impacted adjusted EBITDA by approximately $1.7 million for the quarter.

Selling, general and administrative (SG&A) expenses in the fourth quarter of 2012 increased by approximately $4.2 to $11.1 million, compared to $6.9 million for the fourth quarter of 2011.  The increase was primarily due to the hiring of the Company’s new gastroenterology sales force, and expenses related to the development of the Company’s OTC cough and cold product candidate, operating expenses related to Pernix Manufacturing, an increase in stock compensation expense, expenses associated with the acquisitions of Cypress Pharmaceuticals, Hawthorn Pharmaceuticals, and Somaxon Pharmaceuticals as well as an increase in corporate infrastructure costs to support the Company’s growth objectives.

Depreciation and amortization expense was $ 0.9 million for the fourth quarter of 2012, compared to $0.6 million for the fourth quarter of 2011.  The Company recognized an income tax benefit of $204,000 for the fourth quarter of 2012, compared to income tax expense of $2.1 million in the fourth quarter of 2011.

For the year ended December 31, 2012, net revenues increased 1% to $61.3 million, compared to $60.6 million for the prior year period.  Total net product revenues consisted of 55% branded products and 36% generic products for the full year.

The net loss for the year ended December 31, 2012 was approximately $(1.4) million, or $(0.05) per basic and diluted share, compared to net income of approximately $8.3 million, or $0.35 per basic and $0.34 per diluted share, for the prior year period.

Adjusted EBITDA was $5.9 million for the year ended December 31, 2012, compared to adjusted EBITDA of $17.4 million for the prior year period.  See the table at the end of this press release for a reconciliation of net income to EBITDA and adjusted EBITDA. For the full year 2012, acquisition-related expenses were $1.0 million. Stock compensation expense increased to $3.3 million in 2012 as compared to $1.6 million in 2011 primarily related to a restricted stock issuance in March and December 2012. In total, these investments impacted adjusted EBITDA by approximately $4.3 million for the quarter.

SG&A expenses in the year ended December 31, 2012 increased by approximately $12.9 million to $35.4 million, compared to $22.5 million for the prior year period.  As previously stated, the increase was primarily due to hiring and training of the Company’s new gastroenterology sales force, launch expenses associated with Omeclamox-Pak®, development of the Company’s OTC cough and cold product, an increase in stock compensation expense and operating expenses related to Great Southern Laboratories, expenses associated with acquisitions of Great Southern Laboratories, Cypress Pharmaceuticals, Hawthorn Pharmaceuticals and Somaxon Pharmaceuticals as well as an increase in corporate infrastructure costs to support the Company’s growth objectives.

Depreciation and amortization expense was $3.2 million for the year ended December 31, 2012, compared to $2.3 million for the prior year period.  The Company recognized an income tax benefit of $0.4 million for the year ended December 31, 2012, compared to an income tax expense of $4.6 million in the prior year period.

Dr. Cocoa OTC Chocolate Flavored Cough and Cold Product Launch

The Company expects to launch Dr. Cocoa, an OTC chocolate flavored cough and cold product, in time for the 2013-2014 cough and cold season.  The Dr. Cocoa product line includes daytime, nighttime, cough, cold and fever formulations.

Completed the Acquisition of Cypress Pharmaceuticals and Hawthorn Pharmaceuticals

On December 28, 2012, Pernix completed its acquisition of Cypress Pharmaceuticals, Inc. (“Cypress”), a privately-owned generic pharmaceutical company, and Hawthorn Pharmaceutical, Inc. (“Hawthorn”), a privately-owned branded pharmaceutical company. Under the terms of the definitive agreement announced on November 14, 2012 and as amended on December 28, 2012, Pernix will pay up to $102 million, including an up-front payment of $52.0 million in cash and $34.3 million in equity (approximately 4,427,084 shares of the Company’s common stock) at closing as well as up to $11 million payable in December 2013 and an additional $5 million in a milestone payment. In connection with the closing of the acquisition, the Company entered into  a $42 million credit facility with Midcap  Funding V, LLC and other lending parties.

New Product Approvals

On February 28, 2013, the Company announced that its subsidiary, Hawthorn Pharmaceuticals, Inc., received U.S. Food and Drug Administration (FDA) approval of a new drug application (NDA) for VITUZ® Oral Solution (hydrocodone bitartrate and chlorpheniramine maleate). VITUZ is indicated for the relief of cough and symptoms associated with upper respiratory allergies or a common cold in adults 18 years of age and older. The product is expected to launch prior to the fall of the current year.

On February 28, 2013, the Company announced that its subsidiary, Cypress Pharmaceuticals, Inc., was granted final approval by the FDA for an abbreviated new drug application (ANDA) for Mefenamic Acid Capsules USP, 250 mg. This product is the generic version of Ponstel Capsules, 250 mg, and is indicated for relief of mild-to-moderate pain in patients 14 years of age and older and the treatment of primary dysmenorrhea. The Company expects to launch the product in the second quarter of 2013.

Completed Acquisition of Somaxon Pharmaceuticals

On March 6, 2013, Pernix completed its acquisition of Somaxon Pharmaceuticals, Inc. (“Somaxon”) following the approval of the transaction by stockholders of Somaxon at the special meeting held on March 6, 2013. Under the terms of the transaction announced on December 11, 2012, Pernix acquired all of the common stock of Somaxon in a stock-for-stock transaction with a total value equity value of $25 million.

Somaxon stockholders received 3,665,689 shares of Pernix common stock. The number of shares of Pernix common stock issued to the stockholders of Somaxon was based on the volume-weighted average price of Pernix’s common stock over the 30 day period ending on the day immediately prior to the closing on March 6, 2013. The volume-weighted average price was $6.82.

Financial Position and Guidance

As of December 31, 2012, the Company had $23.0 million of cash and cash equivalents and working capital of $42.0 million. Pernix had $42 million outstanding on its $42 million term loan facility as of December 31, 2012.

The Company expects net revenues of Pernix, with the addition of the Cypress, Hawthorn and Somaxon acquisitions to be in the range of $125-$135 million for the full year 2013.

Conference Call Information

The Company will host a conference call today at 9:00 a.m. EDT to discuss its financial results for the fourth quarter and full year ended December 31, 2012. Cooper Collins, President and Chief Executive Officer will lead the conference call. To participate in the live conference call, please dial (888) 510-1786 (U.S.) or (719) 785-1753 (International), and provide passcode 5442195.  A live webcast of the call will also be available on the investor relations section of the Company’s website, www.pernixtx.com. Please allow extra time prior to the webcast to register and download and install any necessary audio software.

A replay of the call will be available through March 25, 2013. To access the replay, please dial (888) 203-1112 (U.S.) or (719) 457-0820 (International), and provide passcode 5442195. An online archive of the webcast will be available on the Company's website for 30 days following the call.

About Pernix Therapeutics Holdings, Inc.

Pernix Therapeutics is a specialty pharmaceutical company primarily focused on the sales, marketing, manufacturing and development of branded, generic and OTC pharmaceutical products. The Company manages a portfolio of branded products, including the recently acquired Hawthorn Pharmaceuticals’ product line. The Company’s branded products for the pediatrics market include CEDAX®, an antibiotic for middle ear infections, NATROBA™, a topical treatment for head lice marketed under an exclusive co-promotion agreement with ParaPRO, LLC, and a family of treatments for cough and cold (ZUTRIPRO®, BROVEX®, ALDEX® and PEDIATEX®). The Company’s branded products for gastroenterology include OMECLAMOX-PAK®, a 10-day treatment for H. pylori infection and duodenal ulcer disease, and REZYST™, a probiotic blend to promote dietary management. The Company also markets the branded product, SILENOR®, for the treatment of insomnia.  The Company promotes its branded pediatric and gastroenterology products through its sales force. Pernix markets its generic products through its wholly-owned subsidiaries, Cypress Pharmaceutical and Macoven Pharmaceuticals. The Company’s wholly-owned subsidiary, Great Southern Laboratories, manufactures and packages products for the pharmaceutical industry in a wide range of dosage-forms.  A product candidate utilizing cough-related intellectual property is in development for the U.S. OTC market. Founded in 1996, the Company is based in The Woodlands, TX.

Additional information about Pernix is available on the Company’s website located at www.pernixtx.com.

Non-GAAP Financial Measures

Pernix is disclosing non-GAAP financial measures in this press release. Primarily due to acquisitions, Pernix believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with U.S. generally accepted accounting principles (GAAP). In addition to disclosing its financial results determined in accordance with GAAP, Pernix is disclosing non-GAAP results that exclude items such as amortization expense and certain other expense and revenue items in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance. Whenever Pernix uses a non-GAAP measure, it will provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures set forth herein and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements.  Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

PERNIX THERAPEUTICS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$23,022,821	$34,551,180
Accounts receivable, net	36,647,087	20,601,360
Inventory, net	22,014,405	6,261,162
Prepaid expenses and other current assets	3,888,117	2,144,203
Prepaid income taxes	2,024,411	–
Deferred income tax assets - current	8,118,500	4,552,000
Total current assets	95,715,341	68,109,905
Property and equipment, net	6,946,944	911,948
Other assets:
Investments	5,710,526	4,451,831
Goodwill	37,160,911	1,406,591
Intangible assets, net	104,054,431	7,469,913
Other long-term assets	1,858,534	213,783
Total assets	$251,446,687	$82,563,971

LIABILITIES
Current liabilities:
Accounts payable	$5,045,488	$2,987,913
Accrued personnel expense	2,881,967	2,044,121
Accrued allowances	30,054,551	17,006,409
Income taxes payable	–	585,931
Other accrued expenses	5,548,084	1,565,918
Contracts payable and other obligations	8,130,664	1,290,000
Debt, short term	2,286,513	–
Line of Credit	–	6,000,000
Total current liabilities	53,947,267	31,480,292
Long-term liabilities
Contracts payable and other obligations	7,765,511	600,000
Debt - long term	41,349,563	–
Deferred income taxes	35,535,500	860,000
Total liabilities	138,597,841	32,940,292
Commitments and contingencies

Temporary Equity
Common stock subject to repurchase (4,427,084 shares)	34,309,901	–

STOCKHOLDERS' EQUITY
Preferred stock $.01 par value, 10,000,000 shares authorized, no shares outstanding Common stock, $.01 par value, 90,000,000 shares authorized, 35,723,161 and 27,820,004 issued, and 34,030,351 and 25,749,137 outstanding at December 31, 2012 and December 31, 2011, respectively	296,033	257,491
Treasury stock, at cost (2,072,810 and 2,070,867 shares held at December 31, 2012 and December 31, 2011, respectively)	(3,772,410)	(3,751,890)
Additional paid-in capital	58,606,942	30,185,292
Retained earnings	20,433,362	21,843,418
Other comprehensive income	2,975,118	1,089,368
Total stockholders' equity	78,538,945	49,623,679
Total liabilities and stockholders' equity	$251,446,687	$82,563,971

PERNIX THERAPEUTICS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net sales	$18,197,042	$21,402,911	$61,312,559	$60,606,855
Costs and expenses:
Cost of sales	7,515,434	7,474,799	23,376,895	20,921,233
Selling, general and administrative expenses	11,149,140	6,982,488	35,451,653	22,537,966
Research and development expense	219,971	204,630	731,665	922,432
Loss from the operations of the joint venture	−	122,486	240,195	814,351
Depreciation and amortization expense	880,894	612,067	3,201,483	2,302,894

Total costs and expenses	19,765,439	15,396,470	63,001,891	47,498,876

Income (loss) from operations	(1,568,397)	6,006,441	(1,689,332)	13,107,979

Other income (expense):
Interest expense, net	(34,847)	(41,414)	(94,823)	(171,378

Income (loss) before income taxes	(1,603,244)	5,965,027	(1,784,155)	12,936,601
Income tax provision (benefit)	(203,999)	2,089,000	(373,999)	4,589,000

Net income (loss)	$(1,399,245)	$3,876,027	$(1,410,156)	$8,347,601

Unrealized gain on securities, net of income tax	(401,124)	1,089,368	1,885,750	1,089,368

Comprehensive income	$(1,800,369)	4,965,395	475,594	9,436,969

Net income (loss) per share, basic	$(0.05)	$0.15	$(0.05)	$0.35
Net income (loss) per share, diluted	$(0.05)	$0.15	$(0.05)	$0.34

Weighted-average common shares, basic	29,254,667	25,738,003	28,146,207	23,990,734

Weighted-average common shares, diluted	29,254,667	26,516,582	28,146,207	24,460,291

Supplemental Financial Information

The following table presents a reconciliation of Pernix’s net income to EBITDA and adjusted EBITDA.  The Company defines EBITDA as net income plus interest, income tax expense, depreciation and amortization and presents these measures to assist investors in evaluating Pernix’s operating performance and comparing the Company’s results with those of other companies. Adjusted EBITDA further eliminates the effect certain non-recurring expenses and certain non-cash expenses. EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for net income.

PERNIX THERAPEUTICS HOLDINGS, INC.
EBITDA Reconciliation Table

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
GAAP Net Income (loss)	$(1,399,245)	$3,876,025	$(1,410,156)	$8,347,601
Plus:
Income tax expense (benefit)	$(203,999)	2,089,000	(373,999)	4,589,000
Depreciation and amortization	880,894	612,067	3,201,483	2,302,894
Interest expense, net	34,847	41,414	94,823	171,378
EBITDA	$(687,503)	$6,618,506	$1,512,151	$15,410,873

Adjustments to EBITDA:
Impairment Charge	−	380,000	−	380,000
Stock-based compensation	897,461	586,495	3,339,300	1,595,830
Acquisition expenses	776,816	−	1,000,947	−
Adjusted EBITDA	$986,774	$7,585,001	$5,852,398	$17,386,703